Exhibit 10.1.6
WATER INDUSTRY ACT 1991, SECTION 13(1)
MODIFICATION OF THE CONDITIONS OF APPOINTMENT OF BOURNEMOUTH
AND WEST HAMPSHIRE WATER PLC
Made on 1 December 2006
Coming into effect on 15 December 2006
The Conditions or the Appointment of Bournemouth and West Hampshire Water Plc are modified as follows:
Condition F: Accounts and Accounting Information
1.	After sub-paragraph 6A.5B of Condition F there is inserted:

“6A.6(1) The Appointee shall use all reasonable endeavours to ensure that it, or any Associated Company as issuer of corporate debt on its behalf, maintains at all times an Issuer credit rating which is an Investment grade rating.

6A.6(2) “Investment grade rating” means a rating recognised as investment grade by Standard and Poor’s Rating Group (or any of its subsidiaries), by Moody’s Investors Services Incorporated (or any of its subsidiaries) or by Fitch Rating Limited, or any equivalent rating from any other reputable credit rating agency which has comparable standing in the United Kingdom and the United States of America;

“Issuer credit rating” means a credit rating assigned to Bournemouth and West Hampshire Water plc, as an issuer of corporate debt by Standard and Poor’s Rating Group (or any of its subsidiaries), by Moody’s Investors Services Incorporated (or any of its subsidiaries) or by Fitch Rating Limited, or any other reputable credit rating agency which has comparable standing in the United Kingdom and the United States of America.”
Condition P: The role of the Appointee’s Ultimate Controller and UK holding company
2.	Condition P is deleted and replaced with the following:
“Condition P: The role of the Appointee’s Ultimate Controller and UK holding company
1(1)	The Appointee shall, not later than the effective date of this modification (or, in the event of a subsequent change of control of the Appointee, the date on which each such change of control takes effect), procure from the Ultimate Controller of the Appointee and, when the Ultimate Controller is not the UK holding company, procure from the UK holding company of the Appointee, legally enforceable undertakings in favour of the Appointee in a form specified by the Water Services Regulation Authority and expressed to remain in force for as long as the Appointee retains the Appointment.

1(2)	The undertakings referred to in paragraph (1) above shall provide that:
(a)	those persons providing the undertakings will, and will procure that each of their subsidiaries (other than the Appointee and its subsidiaries) will, give to the Appointee all such information as may be necessary to enable the Appointee to comply with its obligations under the Act or the conditions of the

Appointment;
(b)	those persons providing the undertakings will, and will procure that each of their subsidiaries (other than the Appointee and its subsidiaries) will, refrain from any action which would or may cause the Appointee to breach any of its obligations under the Act or the conditions of the Appointment; and

(c)	those persons providing the undertakings will ensure that at all times the Board of the Appointee contains not less than three independent non-executive Directors, who shall be persons of standing with relevant experience and who shall collectively have connections with and knowledge of the areas within which the Appointee holds the Appointment and an understanding of the interests of the customers of the Appointee and how these can be respected and protected.
2.	The Appointee shall, not later than the date referred to in paragraph 1(1) above, produce to the Water Services Regulation Authority the original of each of the undertakings given to it in accordance with paragraph 1 of this Condition and provide to it such certified copies of those undertakings as the Water Services Regulation Authority may require.

3.	The Appointee shall immediately inform the Water Services Regulation Authority in writing if it becomes aware that any one of the undertakings referred to in paragraph 1 of this Condition has ceased to be legally enforceable or that there has been any breach of its terms.

4.	The Appointee shall not, except with the written consent of the Water Services Regulation Authority, enter (directly or indirectly) into any contract or arrangement with the Ultimate Controller of the Appointee (or the UK holding company of the Appointee as the case may be) or any Associated Company (other than subsidiaries of the Appointee) at a time when:
(i)	any one of the undertakings complying with paragraph 1 of this Condition does not subsist; or

(ii)	there is an unremedied breach of any one of those undertakings.
5.	For the purposes of this Condition P, “Ultimate Controller” means any person who or which (alone or jointly with others and whether directly or indirectly) is (in the reasonable opinion of the Water Services Regulation Authority) in a position to control, or to exercise material influence over, the policy or affairs of the Appointee or of any holding company of the Appointee.
6.	For the purposes of this Condition P “person” includes, without limitation, a corporate body.”
Signed for and on behalf of the
Water Services Regulation Authority
Regina Finn
Chief Executive